Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182360, 333-204452 and 333-218211 on Form S-8 and Registration Statement No. 333-216983 on Form S-3 of our report dated February 21, 2019, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. for the years ended December 31, 2018 and December 31, 2017 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Eagle Bancorp Montana, Inc. for the year ended December 31, 2018.

Abilene, Texas

March 12, 2019